                                                                    EXHIBIT 23.6

                                    CONSENT

  I, Jean-Luc Belingard, hereby consent to being named as a person who will become a director of National Health Laboratories Holdings Inc. in the Proxy Statement/Prospectus included in the Registration Statement on Forms S-4/S3 to which this consent is an exhibit.

                                                /s/ Jean-Luc Belingard
Dated: March 29, 1995                    -------------------------------------
                                                  Jean-Luc Belingard